                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      CASINO RESOURCE CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                          CASINO RESOURCE CORPORATION
                               ------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               ------------------

                           TO BE HELD ON MAY 26, 1998

TO THE SHAREHOLDERS OF CASINO RESOURCE CORPORATION:

    Notice is hereby given to the holders of common shares of Casino Resource Corporation that the Annual Meeting of Shareholders of the Company will be held at Casino Resource Corporation, 707 Bienville Boulevard, Ocean Springs, Mississippi 39564 on May 26, 1998 at 2:00 p.m., Central Daylight Time, to consider and act upon the following matters:

        1.  To elect two Class B directors, to serve for a term of three years.

        2. To ratify the appointment of BDO Seidman, LLP as independent auditors for the current fiscal year.

        3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors has fixed the close of business on April 17, 1998 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournments or postponements thereof.

    YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE PROXY AT ONCE IN THE ENCLOSED ENVELOPE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Noreen Pollman, SECRETARY

Ocean Springs, Mississippi
April 27, 1998

                          CASINO RESOURCE CORPORATION
                            707 BIENVILLE BOULEVARD
                        OCEAN SPRINGS, MISSISSIPPI 39564

                                PROXY STATEMENT

                       ANNUAL MEETING OF THE SHAREHOLDERS
                                  MAY 26, 1998

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Casino Resource Corporation (the "Company") of proxies for use at the Annual Meeting of Shareholders (the "Meeting") to be held on May 26, 1998 at Casino Resource Corporation located at 707 Bienville Boulevard, Ocean Springs, Mississippi, 39564 at 2:00 p.m., Central Daylight Time for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy form are furnished in connection with the proxy solicitation and are first being mailed to shareholders on or about April 27, 1998.

    Shares may not be voted unless the signed proxy card is returned or other specific arrangements are made to have shares represented at the Meeting. Any shareholder of record giving a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company a notice in writing revoking it, by duly executing a proxy bearing a later date, or by attending the Meeting and expressing a desire to revoke the proxy and vote the shares in person. Shareholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation. Subject to such revocation, all shares represented by a properly executed proxy card will be voted as directed by the shareholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED "FOR" THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" THE SHAREHOLDER RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 1998.

    A copy of the Company's Annual Report for the fiscal year ended September 30, 1997 is enclosed herewith. The Annual Report describes the financial condition of the Company as of September 30, 1997. THE COMPANY WILL FURNISH, WITHOUT CHARGE TO ANY PERSON WHOSE PROXY IS BEING SOLICITED, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING FINANCIAL STATEMENTS INCLUDED THEREIN, UPON WRITTEN REQUEST TO CASINO RESOURCE CORPORATION, 707 BIENVILLE BOULEVARD, OCEAN SPRINGS, MISSISSIPPI 39564,
ATTENTION: ROBERT J. ALLEN.

    The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. The Company will pay all expenses incurred in connection with the solicitation of proxies. Proxies are being solicited by mail and may also be solicited personally, by telephone or telefax by directors, officers and other employees of the Company without additional compensation to them. The Company has requested brokerage houses, nominees, custodians, and fiduciaries to forward solicitation materials to the beneficial owners of the common stock, $.01 par value, of the Company (the "Common Stock") and will reimburse such persons for their expenses. The Company may reimburse banks, brokerage firms, and other custodian's nominees or fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of the Common Stock.

    Shareholders of record on April 17, 1998 are the only persons entitled to notice of and to vote at the Meeting. As of the record date, 9,648,464 shares of the Common Stock were outstanding, which constituted all of the outstanding voting securities of the Company. Each share is entitled to one vote on each matter. Forty percent of the outstanding shares of Common Stock will constitute a quorum for the

Meeting. Shareholders may not cumulate their votes for any nominee for election. An affirmative vote of a majority of the shares present at the Meeting and entitled to vote will be required to adopt each item submitted to the shareholders for consideration at the Meeting. Abstentions and brokers' non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining whether a proposal has been approved.

    John J. Pilger, the Chief Executive Officer and a director of the Company, beneficially owns 856,768 shares of the Common Stock and holds proxies to vote an additional 1,505,944 shares of Common Stock. Mr. Pilger intends to vote all such shares in favor of the persons nominated by the Board of Directors. In addition, each of Noreen Pollman and Robert J. Allen, directors of the Company, intend to vote the 6,000 outstanding shares of Common Stock beneficially owned by each of them in favor of all Board nominees. Maurice Gaudet, Chief Financial Officer, owns 1,000 of common shares and intends to vote his shares in favor of all Board nominees. The foregoing 2,375,712 shares represent an aggregate of 24.6% of the voting power of the Company.

                         ITEM 1. ELECTION OF DIRECTORS

INFORMATION CONCERNING THE NOMINEES

    The Company's restated Articles of Incorporation, as amended, provides for the election of a Board of Directors which has been separated into three classes, as nearly equal in number as possible, each of which, after a transitional period, is serving for three years, with one class being elected each year. As a result, the Board was divided into three classes of directors, two Class A directors, two Class B directors and three Class C directors, which began staggered terms of one, two and three years, respectively. Robert J. Allen and John W. Steiner are Class A Directors and were elected on April 3, 1997 to serve a three-year term until the 2000 annual meeting. Noreen Pollman and Dr. Timothy Murphy are Class B directors, elected to serve until the 1998 Shareholders' Meeting; and John J. Pilger, Dennis Evans and John Ferrucci were elected to serve until the 1999 Shareholders' Meeting. Mr. Ferrucci was elected by the Board to fill the vacancy created by William Lund's resignation. Mr. Lund tendered his resignation February 12, 1998 citing that his expanded personal business interests no longer allowed him the discretionary time required to serve as a director of the Company. Commencing with this 1998 annual meeting of shareholders, the Class B directors will be elected to serve a three-year term.

    THE BOARD RECOMMENDS THE ELECTION OF NOREEN POLLMAN AND DR. TIMOTHY MURPHY AS CLASS B DIRECTORS, TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN THE YEAR 2001.

    Both nominees are currently directors of the Company. Nominees have agreed to serve if elected, and the Company knows of no reason why the nominees would be unavailable to serve. Biographical information concerning the nominees and the other directors is set forth below under the caption "Directors and Executive Officers." Information concerning the nominees' ownership of shares of the Common Stock is set forth below under the caption "Security Ownership of Certain Beneficial Owners and Management."

    THE BOARD OF DIRECTORS RECOMMENDS, THAT THE SHAREHOLDERS VOTE FOR THE FOREGOING CLASS B NOMINEES TO THE BOARD OF DIRECTORS.

DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below is information as of April 7, 1998 regarding the directors and executive officers of the Company, including information as to their principal occupations for the last five years, certain other directorships held by them, and their ages as of the date hereof.

    JOHN J. PILGER, age 51, has been the Chief Executive Officer and a director of the Company since 1984, and served as President from 1984 to 1993. Mr. Pilger was previously Chairman of the Board until

July 1994 and resumed such role in April 1995. Mr. Pilger oversees all Company activities including operations, acquisitions, development and construction.

    JOHN FERRUCCI, age 47, was elected to serve as a director February 16, 1998 by the Company's Board of Directors. Mr. Ferrucci will serve as a Class C director until the 1999 Shareholder Meeting filling the vacancy created by William Lund's resignation. Mr. Ferrucci recently served as General Manager of New Palace Casino, Biloxi, Mississippi, which features 700 slot machines, 35 table games, a 500-seat show room and multi-food and beverage venues. Currently Mr. Ferrucci is providing consulting services to the gaming industry. Mr. Ferrucci served as Senior Vice President and Assistant Manager from 1994 to 1996 of Grand Casino Biloxi and as Casino Manager in 1993 of Grand Casino Gulfport. Mr. Ferrucci's experience includes various casino management positions with Lucayan Beach Resort and Casino, Freeport, Grand Bahama and various administrative and casino positions with Harrah's Casino, Atlantic City, New Jersey.

    JOHN W. STEINER, age 55, has been a director of the Company since January 1994. Since 1990, he has served as Chairman of the Board of the Ace Worldwide Group of Companies, a leading provider of moving, trucking, warehousing and overall logistics services. Mr. Steiner also serves on the Board of Directors and Executive Committee of Atlas World Group, Inc. Mr. Steiner is President of the Associate Board of the Milwaukee County Zoological Society, a Board member of the Metropolitan Milwaukee Association of Commerce and the Better Business Bureau of Wisconsin.

    DR. TIMOTHY MURPHY, age 37, was elected by the Board to serve as a director on March 17, 1997. Dr. Murphy is a Chiropractic doctor maintaining his own practice. Dr. Murphy serves as a trustee on the Board of Parker College, as well as its finance chairman. Additionally, Dr. Murphy is a member of the American Chiropractic Association; serves on the Council of Diagnostic Imaging and Council on Sports Injury. Dr. Murphy serves as team Chiropractor for the Mississippi Sea Wolves Professional Hockey Team.

    DENNIS EVANS, age 51, was elected by the Board to serve as a director on March 17, 1997. Mr. Evans brings 30 years of sales and marketing business experience to the Board. Mr. Evans is an entrepreneur who has acted as President of several large sales and marketing firms, as well as consultant to several mid-western development companies. Mr. Evans has acted as a marketing consultant to the Country Tonite Theatres in Branson and Pigeon Forge and is currently acting as a marketing consultant to Casino Caraibe, the Company's casino development in Tunisia, North Africa.

    NOREEN POLLMAN, age 49, has served as Secretary of the Company since March 1995 and as a director since March 1995 and also from 1987 to 1993. Ms. Pollman currently acts as a business consultant to the Company. From 1984 to February 1998, Ms. Pollman was Vice President of Operations for each of the Company's operating businesses with responsibility for the development and implementation of operating budgets.

    ROBERT J. ALLEN, age 38, was named Vice President of Entertainment of the Company on August 1, 1994. He has served as a director of the Company since March 1995 and from 1987 to 1993. Mr. Allen served as Executive Vice President of Recreational Property Consultant Management Inc. and Chief Marketing Officer of the Company's former Recreational Property Management, Inc. subsidiary from 1986 to 1987. He also previously served as Vice President of Telecommunications.

    MAURICE P. GAUDET, age 46, was named Chief Financial Officer on January 30, 1996. He had previously served as Controller since April of 1995. Prior thereto, he was Chief Financial Officer of a privately owned company since March 1991. He was also Controller of a savings and loan and a freight forwarding firm, and spent nine years with an international CPA firm. Mr. Gaudet is a certified public accountant.

    Officers serve at the discretion of the Board of Directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

    Messrs. Steiner, Murphy, Lund, (who served until February 12, 1998) and Mr. Ferrucci (who replaced Mr. Lund) are the current members of the Audit, Executive, and Compensation Committees of the Board of Directors and serve on the non-employee directors committee of the Company's Incentive and Stock Option Plans.

    The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting and financial control practices of the Company. The Committee has general responsibility for the review with management of the financial controls, accounting, audit and reporting activities of the Company. The Committee annually reviews the qualifications and objectivity of the Company's independent auditors; makes recommendations to the Board as to their selection; and reviews the scope, fees, audit results, and management and comment letters. The Audit Committee held one meeting during fiscal 1997.

    The Executive Committee, which oversees the Company's 1993 Long-Term Incentive and Stock Option Plan and the 1997 Long-Term Incentive and Stock Option Plan, held two meetings during fiscal 1997.

    The Compensation Committee, which reviews and makes recommendations to the Board with respect to executive compensation levels and the compensation structure of the Company, held two meetings during fiscal 1997.

    The Company does not have a nominating or similar committee.

    During fiscal 1997, the Board of Directors met ten times.

    Each director either attended all of the meetings held by the Board of Directors and each Committee thereof on which directors served during such period; or the directors received minutes and resolutions from meetings and committees, and have reviewed and approved by resolution business transactions conducted therein. All directors attended 90% or more of the 10 Board meetings held during 1997.

DIRECTOR COMPENSATION

    The Company's outside directors receive $10,000 per year for serving as directors. Messrs. Murphy and Evans were elected by the Board to serve as outside directors on March 17, 1997. Mr. Evans' status changed to that of an inside director July 26, 1997 because of business affiliations with the Company. Additionally, Messrs. Lund, Steiner and Evans received $500 for each meeting which was attended in person, as well as reimbursement of travel costs. All outside directors receive an annual grant of Options to purchase 10,000 shares of Common Stock, which are fully vested, at the prevailing market price as of the date of grant. The directors who serve as officers of the Company do not receive any cash fees.

          ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to shareholder ratification, the Board of Directors has appointed the firm of BDO Seidman, LLP as independent auditors for the fiscal year ending September 30, 1998 and until their successors are selected. The appointment was made upon the recommendation of the Audit Committee.

    THE BOARD OF DIRECTORS CONSIDERS BDO SEIDMAN, LLP TO BE WELL QUALIFIED AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR RATIFICATION.

    The affirmative vote of the shares representing a majority of the shares present at the Meeting in person or represented by proxy and entitled to vote, will be required to approve this item proposed by the Board of Directors.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of April 3, 1998, certain information with respect to each shareholder known to the Company to be the beneficial owner of more than 5% of its Common Stock, each director, each Named Executive Officer, and all directors and officers of the Company as a group. Unless otherwise indicated, each person named in the table has sole voting and investment power as to the Common Stock shown. All officers and directors have an address of 707 Bienville Boulevard, Ocean Springs, MS 39564.

                                                                                             PERCENTAGE OF
                                                                       NUMBER OF SHARES       OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER                                 BENEFICIALLY OWNED(1)      SHARES
-------------------------------------------------------------------  ---------------------  ---------------
John J. Pilger.....................................................         1,026,768(2)(10)          9.9%

Noreen Pollman.....................................................           125,000(3)(10)          1.2%

John W. Steiner....................................................            66,000(4)            0.60%

Dr. Timothy Murphy.................................................               318               0.00%

Dennis Evans.......................................................            24,100(5)            0.20%

Robert J. Allen....................................................           125,000(6)(10)         1.20%

Maurice P. Gaudet..................................................            21,000(7)            0.20%

John Ferrucci......................................................            30,000(8)            0.30%

Kevin M. Kean......................................................         1,400,944(9)           13.50%

All Directors and Executive Officers as a group (8 Persons)........         1,418,186(11)          14.25%

------------------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person or member of a group to acquire them within 60 days upon exercise of options or warrants are treated as outstanding only when determining the amount and percent owned by such person or group.

(2) Includes 170,000 shares deemed beneficially owned pursuant to options, which are immediately exercisable. Of the shares reflected above 11,000 are owned by Mr. Pilger's wife, and 11,000 shares are owned by minor children of Mr. Pilger. The above table does not reflect an additional 65,000 options which were granted April 3, 1997 but do not vest until April 3, 1999. In addition, Mr. Pilger holds proxies to vote 1,330,944 shares owned by Kevin M. Kean (see Note 9 below) and 175,000 shares owned by Richard A. Howarth, Jr., a former officer of the Company. Mr. Pilger has the right to vote a total of 2,362,712 outstanding shares or 24.5% of the shares outstanding.

(3) Includes 119,000 shares deemed beneficially owned pursuant to options, which are immediately exercisable. The above table does not reflect an additional 30,000 options which were granted April 3, 1997 but do not vest until April 7, 1999.

(4) Includes 60,000 shares deemed beneficially owned pursuant to options, which are immediately exercisable.

(5) Includes 10,000 shares deemed beneficially owned pursuant to options, which are immediately exercisable.

(6) Includes 119,000 shares deemed beneficially owned pursuant to options, which are immediately exercisable. The above table does not reflect an additional 30,000 options which were granted April 3, 1997 but do not vest until April 7, 1999.

(7) Includes 20,000 shares deemed beneficially owned pursuant to options, which are immediately exercisable.

(8) Includes 30,000 shares deemed beneficially owned pursuant to options, which are immediately exercisable.

(9) Includes 70,000 shares of Common Stock deemed beneficially owned pursuant to options which are immediately exercisable. Mr. Kean has granted an irrevocable proxy with respect to 1,330,944 shares of the Company's common stock to John J. Pilger until such time as Mr. Kean sells or transfers such shares to an unaffiliated third party in a bona fide transaction. Mr. Kean's address is 2644 E. Lakeshore Drive, Baton Rouge, Louisiana 70808.

(10) The stock table does not reflect shares of stock owned by officers who participated in the Company's 401(k) plan which began July 1, 1997. Matching contributions of Company stock issued by the Company under the plan through September 30, 1997 are immaterial.

(11) Excludes 1,505,944 proxies held by Mr. Pilger described in footnote (2).

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the annual and long-term compensation earned by John J. Pilger, Noreen Pollman, and Robert Allen, the Named Executive Officers (as defined), for services rendered in all capacities to the Company for the fiscal years ended September 30, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                        ANNUAL COMPENSATION         COMPENSATION AWARDS
                                                     --------------------------   -----------------------
                                                                         OTHER    RESTRICTED   SECURITIES
                                                                         ANNUAL     STOCK      UNDERLYING    ALL OTHER
                 NAME AND                   FISCAL    SALARY     BONUS   COMP.      AWARDS      OPTIONS     COMPENSATION
          PRINCIPAL POSITION(1)              YEAR      ($)        ($)     ($)        ($)          (#)           ($)
------------------------------------------  ------   --------    ------  ------   ----------   ----------   ------------

John J. Pilger,                              1997     255,763(4)  -0-    -0- (5)   -0-          195,000        -0-
  Chief Executive                            1996     203,435(2)  -0-    -0- (5)   -0-           20,000        -0-
  Officer                                    1995     178,426(3)  -0-    -0- (5)   -0-           20,000        59,482(9)

Noreen Pollman, Executive Vice President,    1997     128,583    20,000  -0-       -0-           90,000        -0-
  Operations                                 1996     129,005(6)  -0-    -0-       -0-           20,000        -0-
                                             1995     109,546     -0-    -0-       -0-           -0-           -0-

Robert Allen, Executive Vice President,      1997     116,583     -0-    -0-       -0-           90,000        -0-
  Entertainment                              1996     116,507(7)  -0-    -0-       -0-           20,000        -0-
                                             1995      -0-  (8)   -0-    -0-       -0-           -0-           -0-

------------------------

(1) Under Securities and Exchange Commission rules, the "Named Executive Officers" include (i) each person who served as Chief Executive Officer during fiscal 1997, (ii) each person who (a) served as an executive officer at September 30, 1997, (b) was among the four most highly paid executive officers of the Company, not including the Chief Executive Officer, during fiscal 1997 and (c) earned total annual salary and bonus compensation in fiscal 1997 in excess of $100,000 and (iii) up to two persons who would be included under clause (ii) above had they served as an executive officer at September 30, 1997.

(2) Includes $17,308 in unused vacation time and $16,636 in wages earned prior to fiscal 1996 not paid until fiscal 1996.

(3) Includes $10,368 in unused vacation time.

(4) Includes $12,942 in unused vacation time.

(5) During fiscal 1997, 1996 and 1995, Mr. Pilger received personal benefits, the aggregate amounts of which did not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for Mr. Pilger in such years.

(6) Includes $5,499 of wages earned in 1995 paid in 1996.

(7) Includes $5,001 of wages earned in 1995 paid in 1996.

(8) Compensation level did not meet disclosure requirements.

(9) Reflects a bonus paid to compensate for extraordinary services performed for the period from March 1994 through March 1995 and with respect to certain liabilities incurred in connection with the trading of Company stock.

OPTION GRANTS AND EXERCISES

    The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal 1997. No stock appreciation rights were granted by the Company in fiscal 1997.

                          OPTION GRANTS IN FISCAL 1997

                                    NUMBER OF SECURITIES       % OF TOTAL OPTIONS
                                     UNDERLYING OPTIONS            GRANTED TO           EXERCISE PRICE   EXPIRATION
NAME                                     GRANTED (#)        EMPLOYEES IN FISCAL 1997       ($/SHARE)        DATE
----------------------------------  ---------------------  ---------------------------  ---------------  ----------
John J. Pilger....................           195,000(1)                  38.0%                1.4800       4/3/2007

Noreen Pollman....................            90,000(1)                  18.0%                1.3400       4/3/2007

Robert Allen......................            90,000(1)                  18.0%                1.3400       4/3/2007

------------------------

(1) The Executives' options were granted under the Company's 1997 Long-Term Incentive and Stock Option Plan. The grants were made on April 3, 1997. The options vested one-third immediately, and one-third on April 3, 1998 and the remaining one-third will vest on April 3, 1999.

    The following table sets forth with respect to the Named Executive Officers information concerning the exercise of stock options during fiscal 1997 and unexercised options held as of the end of fiscal 1997. The Company has never granted stock appreciation rights.

                          AGGREGATED OPTION EXERCISES
                     AND FISCAL 1997 YEAR-END OPTION VALUES

                                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED             IN-THE-MONEY
                                            SHARES                       OPTIONS AT 9/30/97(#)         OPTIONS AT 9/30/97($)
                                          ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                                      EXERCISE(#)   REALIZED($)   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE   EXERCISABLE
----------------------------------------  -----------   -----------   -------------   -----------   -------------   -----------

John J. Pilger..........................    -0-           -0-            130,000        105,000        35,100         17,600

Noreen Pollman..........................    -0-           -0-             60,000         89,000        24,600         12,300

Robert Allen............................    -0-           -0-             60,000         89,000        24,600         12,300

EMPLOYMENT AGREEMENTS

    The Company entered into an Employment Agreement with John J. Pilger on May 20, 1996, providing for an annual salary of $225,000, subject to annual cost of living adjustments. The Agreement also provides for use of an automobile and payment of insurance premiums the value of which does not exceed 10% of his annual salary. The Agreement also provides for bonuses if certain financial performance guidelines are met. This Agreement was amended April 3, 1998 to extend the expiration date from July 19, 1999, to September 30, 1999 to correspond to the Company's fiscal year. Additionally, the Agreement provides that if either party wishes to terminate the Agreement a written notice of intent must be delivered to the other party one year prior to the employment expiration date and in the absence of such notice the Agreement renews automatically from year to year.

    The Company entered into a Supplementary Employment Agreement with John J. Pilger which provides Mr. Pilger with certain benefits upon a Change of Control Event, which is defined therein as: a. The acquisition after the date of this Agreement by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, (a "Person") of beneficial ownership of 20% or more of either (i) the issued and outstanding shares of common stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; or b. If any two or more members within a class of the staggered Board of seven or more directors, as constituted on the date hereof, are removed without the express approval or consent of the CEO and Chairman of the Board, or if two or more members of the Board assume office within any period of eighteen months after one or more contested elections; or c. A hostile reorganization, merger or consolidation which results from either an actual or threatened election contest or actual or threatened solicitation of proxies; or d. A complete liquidation or dissolution of the Company, or the sale or other disposition of all or substantially all of the assets of the Company, which liquidation, sale or dissolution occurs as a result of either actual or threatened solicitation of proxies or consents by or on behalf of persons other than the incumbent Board. The benefits which inure to Mr. Pilger upon a voluntary termination under a Change of Control include: 2.99 times his annual average salary and bonuses and all taxes, including income taxes and any excise tax which may be imposed.

    The Company entered into an Agreement with Robert J. Allen where upon a Change of Control Event, which is substantially similar to that defined in Mr. Pilger's Supplementary Employment Agreement and set out above, Mr. Allen has the right to receive upon termination 2.99 times his average annual salary including bonuses payable within 30 days plus other benefits.

OTHER

    On October 16, 1997, John J. Pilger received a $150,000 payment from the Company for services to be rendered to CRC Tunisia in fiscal 1998. Under a Board approved resolution Mr. Pilger will receive an additional $125,000 compensation in fiscal 1999 and fiscal 2000. Under Tunisian law, John J. Pilger is required to sign, in his personal capacity, all documents necessary for the Company to conduct operations in Tunisia. These payments are in consideration for the additional risk of personal liability assumed by Mr. Pilger under Tunisian law.

                                 OTHER MATTERS

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors, and certain shareholders to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission. To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the Company's fiscal year ended September 30, 1997, all Section 16(a) filing requirements were complied with and filed in a timely fashion.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

COMPANY LOANS

    As of April 3, 1998, John J. Pilger was indebted to the Company in the amount of $525,909 including principal and interest. Such obligations accrue interest at rates between 7% and 9.5% per year, mature from December 31, 1998 to October 1, 1999 and require monthly payments of $4,500 beginning April 1, 1998. Mr. Pilger is current on his required obligations to the Company. The loans include $150,000 advanced for the purchase by Mr. Pilger of a Mississippi residence and a $357,461 in other advances.

    Through September 30, 1997, the Company has made a loan to Noreen Pollman totaling $100,000, which had an outstanding balance of $82,378 including interest. Under terms of her Consulting Agreement, Ms. Pollman is applying a prorata share of moneys earned per month to satisfy the obligation to the Company. The Agreement provides for full repayment of Company loan by September 30, 1998.

    Through September 30, 1997, the Company has advanced $10,677 including interest to Robert Allen. This note which bears a 9.25% interest rate is due on demand.

    On December 31, 1997, the Company's former chairman (Kevin Kean) defaulted on repaying $1,232,000 plus interest due the Company. The Company filed suit against Mr. Kean which resulted in a settlement agreement. Under the agreement, 220,000 shares of the Company's common stock were cancelled along with the 150,000 shares currently pledged to the Company, at the market price of $1.19 per share. The Company and Mr. Kean entered into a new note agreement. The new note in the amount of $1,196,885, bears interest at 7% per annum and matures on January 15, 2001. The note is collateralized by Mr. Kean's 5% interest in the Company's Pokagon management fee. Solely at the Company's discretion, at any time prior to maturity, the Company can take the collateral as payment in full for the note. Mr. Kean has also granted the Chairman of the Company an irrevocable proxy for 1,330,944 shares of the Company's common stock owned by Mr. Kean but pledged to a commercial bank.

FORMER OFFICE AND TELEPHONE LEASES

    The Company previously leased furnished corporate offices in Elkhorn, Wisconsin, from a partnership owned by Messrs. Pilger and Richard Howarth pursuant to a five-year lease commencing June 1, 1992, which interests Mr. Pilger sold to Mr. Howarth on August 7,1995. The lease was terminated early on June 30, 1995 and the Company continued to pay monthly rental charges at a reduced rate of $3,000 plus property taxes (prorated through May 31, 1997), to Mr. Howarth net of a security deposit, through the expiration of the lease on May 31, 1997.

    An aggregate of $8,704 and $11,262 was paid by the Company pursuant to the leases for each of fiscal 1997 and 1996, respectively.

MISSISSIPPI RESIDENCE

    In April 1994, the Company purchased a residential property in Ocean Springs from Mr. Pilger, paying him $137,000 in cash. This residence has been leased at a below market rate since June 1995 to a principal of Monarch Casinos, Inc. The Company has provided the tenant the opportunity to purchase this residence contingent upon the tenant, Mr. Smith, fulfilling certain obligations due the Company.

RELATIONSHIP WITH CONSULTANTS

    The Company has agreed to pay two consultants to the Company who assisted in the acquisition of certain development rights (including Kevin M. Kean, a principal shareholder of the Company), an aggregate of 10% of any consulting fee income (less related direct operating costs), received by the Company from its agreements relating to the Pokagon Indians, subject to certain limits in the case of Mr. Kean. Similar fees may also be payable to Mr. Kean out of revenues, if any, received by the Company from other Indian businesses, including gaming. Mr. Kean has partially collateralized his $1,196,885 note to the Company with his right to 5% of such consulting fee income.

    The Company has executed a Consulting Agreement with Monarch Casinos, Inc. ("Monarch") which was subsequently assigned to Willard E. Smith, requiring the Company to (i) pay monthly fees commencing (retroactively) January 1995 at various rates from $3,000 to $14,250 per month; (ii) loan an aggregate of $250,000 (all of which has been advanced as of September 30, 1997), which may be forgiven in part or in whole upon the occurrence of certain events; (iii) reimburse pre-approved travel expenses and (iv) lease to Mr. Smith the Company's Ocean Springs, Mississippi residence at a below market lease rate. The Consulting Agreement extends for the duration of the Management and Development Agreement between the Pokagon Indians and an affiliate of Harrah's Casinos, unless canceled earlier based on certain non-performance provisions. In addition, the Company issued an aggregate of 100,000 registered shares of Common Stock during fiscal 1995 which were subsequently sold. An additional 400,000 shares of Common Stock may be granted upon the groundbreaking for the first Pokagon casino, subject to certain conditions, and 1,500,000 shares of Common Stock may be granted upon the opening of a Pokagon casino. Monarch has granted John J. Pilger an irrevocable proxy with regard to all shares owned by Monarch. Pilger has assigned this proxy to the Company's Board of Directors. The Company cancelled Willard Smith's Consulting Agreement, as per contract, due to certain criterion set out in contract not being met this September 1997.

    Ms. Pollman terminated her employment relationship in February 1998 and entered into a Consulting Agreement for a two-year term to provide business and consulting services to the Company. Ms. Pollman will continue to act as Secretary of Company with responsibility for maintaining the Company's books and records. The Consulting Agreement anticipates Ms. Pollman will work approximately 25 hours per week at an hourly rate of $67.00, thus reducing the Company's long term out-of-pocket expenses associated with Ms. Pollman's salary. The Board approved Agreement features Change of Control provisions where upon termination of this Agreement Ms. Pollman will receive 2.99 times her average annual compensation which moneys will be payable in thirty days. Additionally, this Agreement provides for a one-time bonus of up to $156,000 in stock or cash payable in full no later than December 31, 1999.

    The Company has a consulting relationship with Dennis Evans who serves on the Board of Directors. Mr. Evans acts as a marketing consultant to Casino Caraibe, and he has agreed to live in Tunisia from August 1997 through July 1998 in order to develop and initiate marketing programs and group junket business for the benefit of Casino Caraibe. Mr. Evans receives $10,000 monthly and 2,973 Tunisian dinars ($2,703 US dollar equivalent) monthly during his consulting term. Mr. Evans is provided housing accommodations by the Company while in Tunisia.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Section 302A.521 of the Minnesota Statues, the Company is required to indemnify its directors, officers, employees, and agents against liability under certain circumstances, including liability under the Securities Act of 1933, as amended.

    As permitted under the Minnesota Statues, the Restated Articles of Incorporation of the Company provide that directors shall have no personal liability to the Company or to its shareholders for monetary damages arising from breach of the Directors' duty of loyalty to the Company or with respect to certain enumerated matters, including payment of illegal dividends, acts not in good faith, and acts resulting in an improper personal benefit to the director.

                    SHAREHOLDERS PROPOSALS AND OTHER MATTERS

    Any shareholder proposals for the Company's Annual Meeting of the fiscal year ending September 30, 1998 must be received by the Company 120 calendar days prior to the date the proxy statement is mailed in order to be included in the proxy statement. The proposals also must comply with all applicable statues and regulations.

    At the time this Proxy Statement was mailed, the Board was not aware of any matters to be presented for action at the Annual Meeting other than those discussed in this Proxy Statement. If other matters properly come before the meeting, the proxy holders have discretionary authority, unless it is expressly revoked, to vote all proxies in accordance with their unanimous discretion. If the proxy holders are divided on a particular matter to be voted on with respect to their discretionary voting, the shares subject to such proxy shall not be voted.

                                REVOCABLE PROXY
                          CASINO RESOURCE CORPORATION
                  ANNUAL MEETING OF STOCKHOLDERS--MAY 26, 1998

    The undersigned shareholder(s) of Casino Resources Corporation (the "Company") hereby nominates, constitutes and appoints John J. Pilger and Noreen Pollman, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Casino Resource Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at Casino Resource Corporation, 707 Bienville Blvd., Ocean Springs, MS 39564 at 2:00 p.m. (Central Daylight Time) on Tuesday, May 26, 1998, and any and all adjournments or postponements thereof, which respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters which properly come before the meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.   Election of two Class   / /  AUTHORITY GIVEN            / /  WITHHOLD
     B Directors                 to vote for the nominees    AUTHORITY
                             listed below (EXCEPT AS             to vote for
                             INDICATED TO THE CONTRARY           the nominees
                             BELOW)                              listed below

   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE, STRIKE A LINE
                            THROUGH THE NAME BELOW.)

           Class B          Dr. Timothy Murphy          Noreen Pollman

2. Proposal to ratify the appointment of BDO Seidman, LLP as independent auditors for the Company for the year ended September 30, 1998.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

3. To transact such other business as may properly come before the Meeting and any adjournment or adjournments or postponements thereof. Management presently knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

        (CONTINUED, AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

                        (CONTINUED FROM THE OTHER SIDE)
    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. PLEASE SIGN AND DATE BELOW.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR THE ELECTION OF TWO DIRECTORS AND "FOR" THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR THE ELECTION OF TWO DIRECTORS AND "FOR" THE RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

    IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                                          Dated:
                                          --------------------------------------

                                          --------------------------------------
                                                   (Please print name)

                                          --------------------------------------
                                                (Signature of Stockholder)

                                          --------------------------------------
                                                   (Please print name)

                                          --------------------------------------
                                                (Signature of Stockholder)

                                          Please date this Proxy and sign your
                                          name as it appears on your stock
                                          certificates. Executors,
                                          administrators, trustees, etc., should
                                          give their full titles. (All joint
                                          owners should sign).

                                          I do   / /  do not  / /  expect to
                                          attend the Meeting.

                                          Number of Persons:
                                          --------------------------------------

               PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.